Exhibit 99.1

For Immediate Release

CRM Holdings, Ltd. Third-Quarter Results Conference Call
Announcement Revised for Change in Time

HAMILTON, Bermuda, Oct. 26 /PRNewswire-FirstCall/ -- CRM Holdings, Ltd. ("CRM") (Nasdaq: CRMH), a leading provider of a full range of products and services for the workers' compensation insurance industry, today announced it will conduct a conference call on Wednesday, November 7, 2007 to discuss the Company's financial results for the third quarter, ended September 30, of its
2007 fiscal year, but with a revised change in time to 11:00 a.m. Eastern Time.

Hosting the call will be Daniel G. Hickey Jr., Chairman and Chief Executive Officer, and James J. Scardino, Chief Financial Officer.

To participate in the event by telephone, please dial 877-719-9791 five to 10 minutes prior to the start time (to allow time for registration) and reference the conference passcode 1251413. International callers should dial 719-325-4841.

A digital replay of the call will be available on Wednesday, November 7 at approximately 2:00 p.m. Eastern Time through Wednesday, November 14 at midnight Eastern Time. Dial 888-203-1112 and enter the conference ID number 1251413. International callers should dial 719-457-0820 and enter the same conference ID number.

The conference call will also be webcast live over the internet and can be accessed by all interested parties at CRM's web site at http://www.CRMHoldingsLtd.bm/events.cfm.

To monitor the live webcast, please go to this web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An audio replay of the event will be archived on CRM's web site, at http://www.CRMHoldingsLtd.bm/events.cfm, for 90 days.

About CRM Holdings, Ltd.

CRM Holdings, Ltd. is a provider of workers' compensation insurance products. Its main business activities include providing fee-based management and other services to workers' compensation self-insured groups and, beginning in November 2006, the offering of a primary workers' compensation insurance product. The Company provides its fee-based management services to self- insured groups in New York and California. It provides its primary workers' compensation insurance coverage primarily to employers in California but also has active operations in Alaska, Arizona, Nevada, Oregon, Washington, New Jersey and, starting on October 1, 2007, New York. CRM is also a provider of reinsurance and excess workers' compensation coverage to the self-insured groups it manages as well as other qualified self-insured entities. Further information can be found on the CRM website at http://www.CRMHoldingsLtd.bm.

Contact Information:
Mark Collinson
CCG Investor Relations
10960 Wilshire Blvd, Ste. 2050
Los Angeles, CA 90024
(310) 231-8600, ext. 117

CRMH-E

SOURCE	CRM Holdings, Ltd.
-0-	10/26/2007
/CONTACT: CCG Investor Relations, Mark Collinson, +1-310-231-8600, ext. 117/
/Web site: http://www.crmholdingsLtd.bm /
(CRMH)

CO:	CRM Holdings, Ltd.
ST:	Bermuda, New York
IN:	FIN INS
SU:	CCA

KB-KF
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4805 10/25/2007 22:24 EDT
DEFERRED FOR 08:00 10/26